Exhibit 99.1

LONE PINE RESOURCES INC. SUITE 1100, 640 - 5TH AVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Updated Corporate Presentation

CALGARY, ALBERTA, June 11, 2012 — Lone Pine Resources Inc. (NYSE, TSX: LPR) announces that an updated corporate presentation is available in the Investor Relations section of its website at www.lonepineresources.com.

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Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada. Lone Pine’s reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia and Quebec and the Northwest Territories.  Lone Pine’s common stock trades on the New York Stock Exchange and the Toronto Stock Exchange under the symbol LPR.  For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

David Anderson

President & Chief Executive Officer

Tel.: (403) 292-8000

Ed Bereznicki

Executive Vice President & Chief Financial Officer

Tel.: (403) 292-8000